UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2012

Anixter International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10212	94-1658138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2301 Patriot Blvd, Glenview , Illinois		60026
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	224-521-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders was held May 10, 2012. In connection with the meeting, proxies were solicited pursuant to the Securities and Exchange Act of 1934. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Company’s 2012 Proxy Statement filed on April 4, 2012.

(1) The Directors of the Company were elected as follows:

		VOTES
				BROKER
	FOR	AGAINST	ABSTAINED	NON-VOTES
Lord James Blyth	29,605,834	625,465	59,535	1,556,782
Frederic F. Brace.	30,044,087	187,409	59,338	1,556,782
Linda Walker Bynoe	29,703,447	528,657	58,730	1,556,782
Robert J. Eck	29,574,914	656,723	59,197	1,556,782
Robert W. Grubbs	29,509,742	715,566	65,526	1,556,782
F. Philip Handy	29,615,478	615,847	59,509	1,556,782
Melvyn N. Klein	29,615,667	615,518	59,649	1,556,782
George Muñoz	30,045,663	185,494	59,677	1,556,782
Stuart M. Sloan	29,616,304	615,165	59,365	1,556,782
Matthew Zell	29,505,450	716,716	68,668	1,556,782
Samuel Zell	29,106,106	1,122,536	62,192	1,556,782

(2) An advisory proposal on the compensation of the Company’s named executive officers was approved by a vote of 28,797,344 shares “for” and 301,490 shares “against” with 1,192,000 shares abstaining. There were 1,556,782 broker non-votes.

(3) The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2012 by a vote of 31,318,949 shares “for” and 462,822 shares “against” with 65,845 shares abstaining.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anixter International Inc.

May 11, 2012	By:	/s/ Theodore A. Dosch

Name: Theodore A. Dosch
Title: Executive Vice President - Finance and Chief Financial Officer